Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV2
                             Payment Date 04/18/2001

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Servicing Certificate

Beginning Principal Balance Group A-I                                               220,339,738.49
Beginning Principal Balance Group A-II                                               44,277,483.32
                                                                       ----------------------------
                                               Total Beginning Balance              264,617,221.81

Ending Principal Balance Group A-I                                                  217,527,227.04
Ending Principal Balance Group A-II                                                  43,369,342.53
                                                                       ----------------------------
                                                  Total Ending Balance              260,896,569.57

Principal Collections Group A-I                                                       2,466,054.65
Principal Collections Group A-II                                                        678,527.33
                                                                       ----------------------------
                                                                                      3,144,581.98

Interest Collections Group A-I                                                        2,786,557.01
Interest Collections Group A-II                                                         547,187.55
                                                                       ----------------------------
                                                                                      3,333,744.56

Active Loan Count Group A-I                                                                  5,414
Active Loan Count Group A-II                                                                   569

Repurchased Loan Count Group A-I                                                                 1
Repurchased Loan Count Group A-II                                                                0

Repurchased Loan Amount Group A-I                                                        33,580.08
Repurchased Loan Amount Group A-II                                                            0.00

Substitution Adjustment Amount Group A-I                                                      0.00
Substitution Adjustment Amount Group A-II                                                     0.00

Principal Balance of Current Month Prefunding Group A-I                                       0.00
Principal Balance of Current Month Prefunding Group A-II                                      0.00

Policy Draw Amount                                                                            0.00

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Total Limited Reimbursement Amount                                                       57,592.89

Current month distribution to Credit Enhancer                                            74,793.73

Net Loan Rate                                                                               14.47%

Note Rate - Class A-I-1 Notes                                                              5.1963%
Note Rate - Class A-I-2 Notes                                                              7.9500%
Note Rate - Class A-II-1 Notes                                                             5.2063%
Note Rate - Class A-II-2 Notes                                                             7.9900%

                     Beginning Note Balance    Ending Note Balance   Percentage Interest Principal Distribution        Interest
                     ----------------------    -------------------   ------------------- -----------------------       --------
 Class A-I-1 Notes               39,758,134.70          36,888,645.20      14.385%                    2,869,489.50       172,161.01
 Class A-I-2 Notes              172,718,000.00         172,718,000.00      67.353%                               -     1,144,256.75
Class A-II-1 Notes                8,360,514.96           7,440,924.37       2.902%                      919,590.59        36,272.44
Class A-II-2 Notes              35,599,000.00          35,599,000.00       13.882%                              -       237,030.01
                                --------------         --------------                                           --      ----------
       Total Notes              256,435,649.66         252,646,569.57                                 3,789,080.09     1,589,720.21

Certificates                                                                          1,019,739.10

Prefunding Account                                                            Total Amount
                                                                       ----------------------------
Beginning Balance                                                                             0.00
Interest Earned on Prefunding Account                                                         0.00
Prior month Interest earned transferred to overcollateralization                              0.00
Collection Period Subsequent Transfer                                                         0.00
Prefunding Account balance distributed to Noteholders                                         0.00
                                                                       ----------------------------
                               Total Ending Prefunding Account Balance                        0.00


Capitalized Interest Account Balance
Beginning Balance                                                                             0.00
Withdraw relating to prior month Collection Period                                            0.00
Interest Earned                                                                               0.00
Interest Earned sent to Note Payment account                                                  0.00
Total Ending Capitalized Interest Account Balance to Seller                                   0.00
                                                                       ----------------------------
                     Total Ending Capitalized Interest Account Balance                        0.00
                                                                       ============================
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Beginning Overcollateralization Amount                                                8,181,572.15
Overcollateralization Amount Increase (Decrease)                                         68,427.85
                                                                       ----------------------------
Ending Overcollateralization Amount                                                   8,250,000.00
Outstanding Overcollaterization Amount                                                           -
                                                                       ----------------------------
Required Overcollateralization Amount                                                 8,250,000.00


                                                                                                            Number       Percent
All Classes                                                                                Balance         of Loans     of Balance
-----------                                                                                -------         --------     ----------
Delinquent Loans (30 Days)                                                              920,241.60            22          0.35%
Delinquent Loans (60 Days)                                                              898,453.83            16          0.34%
Delinquent Loans (90+ Days) (*)                                                         921,816.32            16          0.35%
Foreclosed Loans                                                                              0.00            0           0.00%
REO                                                                                      33,580.08            1           0.01%

(*) 90+ Figures Include Foreclosures and REO

                                                                                                            Number       Percent
Class A-I                                                                                  Balance         of Loans     of Balance
---------                                                                                  -------         --------     ----------
Delinquent Loans (30 Days)                                                              795,721.56            20          0.37%
Delinquent Loans (60 Days)                                                              684,285.60            13          0.31%
Delinquent Loans (90+ Days)                                                             698,992.51            14          0.32%
Foreclosed Loans                                                                              0.00            0           0.00%
REO                                                                                           0.00            0           0.00%

                                                                                                            Number       Percent
Class A-II                                                                                 Balance         of Loans     of Balance
----------                                                                                 -------         --------     ----------
Delinquent Loans (30 Days)                                                              124,520.04            2           0.29%
Delinquent Loans (60 Days)                                                              214,168.23            3           0.49%
Delinquent Loans (90+ Days)                                                             222,823.81            2           0.51%
Foreclosed Loans                                                                              0.00            0           0.00%
REO                                                                                           0.00            0           0.00%

                                                                                                                          Percent
                                                                        Liquidation To-Date                              of Balance
                                                                       ----------------------------
Beginning Loss Amount                                                                   710,008.89
Current Month Loss Amount                                                               576,070.26                         0.26%
Current Month Principal Recovery                                                              0.00
Ending Loss Amount                                                                    1,286,079.15

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